Attached is the text of a telephone survey of stockholders conducted on behalf of ICN Pharmaceuticals, Inc. (the "Company") by Penn, Schoen & Berland Associates from April 23 to April 25, 2001. The purpose of the survey was to provide the Company with market research information to generally gauge stockholder attitudes and concerns about the Company to be used to determine the strategy in conducting its solicitations efforts for the 2001 Annual Meeting of Stockholders. It was not the intention, directly or indirectly, to solicit the proxy of any of the stockholders contacted or to influence their votes at the 2001 Annual Meeting of Stockholders. Accordingly, the Company does not believe that the survey constitutes soliciting material as defined in Rule 14a-1(l) of the Securities Exchange Act of 1934.

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                            ICN INVESTORS SURVEY
                               APRIL 18, 2001
                            FINAL QUESTIONNAIRE
                     PENN, SCHOEN & Berland Associates
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We are conducting a survey on behalf of ICN Pharmaceuticals. I'd like to ask you a few questions about the company and some current issues that are facing it.

QUOTAS:

INDIVIDUAL INVESTORS: 100 INTERVIEWS
INSTITUTIONAL INVESTORS: 35-50 INTERVIEWS

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SCREEN QUESTION
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ASK OF ALL

1.       Are you a shareholder of ICN Pharmaceuticals?

         1) Yes                             CONTINUE
         2) No                              TERMINATE
         9) Don't know (volunteered)        TERMINATE

2.       CODE SHAREHOLDER SIZE

1)       Large shareholders
2)       Small shareholders

3.       CODE SHAREHOLDER TYPE

1)       Institutional shareholders QUOTA 35-50
2)       Individuals shareholders   QUOTA 100


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FAVORABILITY
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ASK OF ALL

I'M GOING TO ASK YOU SOME QUESTIONS ABOUT ICN PHARMACEUTICALS.

ROTATE COMPANIES

4. Are you familiar with ICN Pharmaceuticals. (IF YES:) Are you very favorable toward it, somewhat favorable, somewhat unfavorable, or very unfavorable toward it?

1)       Unfamiliar
2)       Very favorable
3)       Somewhat favorable
4)       Somewhat unfavorable
5)       Very unfavorable
         9)   don't know   VOLUNTEERED


5. Are you familiar with SSP - Special Situations Partners, Inc.? (IF YES:) Are you very favorable toward it, somewhat favorable, somewhat unfavorable, or very unfavorable toward it?

1)       Unfamiliar
2)       Very favorable
3)       Somewhat favorable
4)       Somewhat unfavorable
5)       Very unfavorable
         9)   don't know   VOLUNTEERED

6. How well do you know ICN? Would you say you know the company very well, know a fair amount about the company, know very little about the company, or know the name only?

         1) Know the company very well 2) Know a fair amount about the company
         3) Know very little about the company 4) Know the name only 9) don't know/refused VOLUNTEERED

7.       How would you characterize ICN's image in the investment community
         - is it excellent, good, only fair or poor?

1)       Excellent
2)       Good
3)       Only fair
4)       Poor
         9)  don't know    VOLUNTEERED

8. Over the past few months has any news about ICN come to your attention?

1)       Yes
2)       No
         9)  don't know    VOLUNTEERED

9. IF YES IN PREVIOUS QUESTION: What have you recently read or heard about ICN? (OPEN ENDED)

10. Are you familiar with Milan Panic, Chairman and CEO of ICN? (IF YES:) Are you very favorable toward him, somewhat favorable, somewhat unfavorable, or very unfavorable toward him?

1)       Unfamiliar
2)       Very favorable
3)       Somewhat favorable
4)       Somewhat unfavorable
5)       Very unfavorable
         9)   don't know   VOLUNTEERED


11. Are you familiar with Tito Tettamanti, Chairman of SSP - Special Situations Partners Inc.? (IF YES:) Are you very favorable toward him, somewhat favorable, somewhat unfavorable, or very unfavorable toward him?

1)       Unfamiliar
2)       Very favorable
3)       Somewhat favorable
4)       Somewhat unfavorable
5)       Very unfavorable
         9)   don't know   VOLUNTEERED

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INVESTMENT
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ASK OF ALL

12.      How long have you or your company owned ICN stock?
         (READ CHOICES)

1)       0-6 months
2)       7 months-1 year
3)       1-2 years
4)       2-5 years
5)       More than 5 years
         9)  don't know    VOLUNTEERED

13. Since then, has your view of the company gotten better, worse, or stayed about the same?

1)       Better
2)       Worse
3)       About the same
         9)  don't know    VOLUNTEERED

14.      Why? (OPEN-END)

15. Has the stock performed better than you expected, worse, or about as you had expected given the market environment?

1)       Better
2)       Worse
3)       As I had expected
         9)  don't know    VOLUNTEERED

16. Given everything you know about the company, do you believe it makes sense for investors to hold their shares at the same level, increase them or sell some off?

1)       Hold shares at the same level
2)       Increase them
3)       Sell some off
9)       Don't know        VOLUNTEERED

17.      Why? (OPEN ENDED)


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STOCK VALUE
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ASK OF ALL

18. In you opinion, is ICN's stock undervalued, overvalued or fairly valued at its current level?

1)       Undervalued
2)       Overvalued
3)       Fairly valued
         9)  don't know    VOLUNTEERED

THE BOARD OF DIRECTORS OF ICN IS IN THE PROCESS OF IMPLEMENTING A RESTRUCTURING PLAN THAT WILL DIVIDE THE COMPANY INTO THREE SEPARATE, PUBLICLY TRADED COMPANIES. THE FIRST COMPANY WOULD BE RIBAPHARM, A BIO-TECHNOLOGY COMPANY THAT INCLUDES ICN'S RESEARCH AND DEVELOPMENT OPERATIONS AND ROYALTIES FROM RIBAVIRIN, AN ANTI-VIRAL PHARMACEUTICAL. THE SECOND COMPANY WOULD BE ICN INTERNATIONAL, COMPRISING ICN'S EUROPEAN AND ASIAN OPERATIONS. THE THIRD COMPANY WOULD BE ICN AMERICAS, WHICH WOULD RETAIN THE NORTH, CENTRAL AND LATIN AMERICAN OPERATIONS, AND BIOMEDICAL BUSINESSES. EACH COMPANY WILL BE SEPARATED FROM THE OTHERS, WITH SEPARATE MANAGEMENT AND INDEPENDENT BOARDS.

19. Were you aware of this plan? (IF YES): How familiar were you with the details?

1)       Not aware of plan
2)       Very familiar
3)       Somewhat familiar
4)       Not very familiar
5)       Not at all familiar
9)       Don't know        VOLUNTEERED

20. Do you strongly support this plan, somewhat support, somewhat oppose or strongly oppose this plan?

1)       Strongly support
2)       Somewhat support
3)       Somewhat oppose
4)       Strongly oppose
9)       Don't know        VOLUNTEERED

21. Under the restructuring plan, Milan Panic, who is currently chairman of the board and CEO of ICN will serve as chairman of the board and CEO of ICN International. He will have no position with Ribapharm and will be the non-executive chairman of the Board of ICN Americas, which will search for a new CEO.

         Were you aware of this part of the plan?

1)       Yes
2)       No
         9)  Don't know    VOLUNTEERED

22. Do you strongly support this plan, somewhat support, somewhat oppose or strongly oppose this plan?

1)       Strongly support
2)       Somewhat support
3)       Somewhat oppose
4)       Strongly oppose
9)       Don't know        VOLUNTEERED

23. Given what you know about ICN, how likely do you think it is that the company will implement the plan as it is currently constituted?

1)       Very likely
2)       Somewhat likely
3)       Not very likely
4)       Not likely at all
9)       Don't know        VOLUNTEERED

24. Some say ICN's management is moving forward as planned on the restructuring plan. Others say that it is dragging its feet. Which of these statements is closer to your view?

1)       Management is moving forward as planned
2)       Management is dragging its feet
         9)  Don't know    VOLUNTEERED

25. Some think ICN's management is implementing the plan in a way that preserves shareholder value. Others say that management is eroding value by the way it is handling the restructuring process. Which is closer to your view?

1)       Management is preserving value
2)       Management is eroding value
9)       Don't know        VOLUNTEERED

25B Do you think current management should remain at ICN or that the company could benefit from new management?

1)       Current management should remain at ICN
2)       Company could benefit from new management
         9)  Don't know

25C An election will be held this spring for three positions on ICN's Board of Directors. Do you favor the proposed slate put forward by ICN's management or do you favor the slate proposed by Tito Tettamanti and SSP - Special Situation Partners Inc.

1)       Favor the slate proposed by ICN's management
2)       Favor the slate proposed by Tito Tettamanti and SSP
         9)  Don't know


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PRO-ICN ARGUMENTS
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ASK OF ALL

Now I'm going to read you some arguments people might make in favor of ICN management's approach to the restructuring plan. After each one, please tell me whether it makes you much more likely to invest in ICN, somewhat more likely, somewhat less likely or much less likely to invest in ICN.

ROTATE STATEMENTS

26. Current management has steered ICN to record profits and break-through products. Revenues last year reached $800 million. Ribavirin royalties jumped 42 percent to $155 million from $109 million a year ago. ICN shares have fared better than the overall market during the recent market turmoil and in the future, analysts expect ICN shares to perform well in relation to the general market, based on expected growth in earnings in 2001.

         Does this make you much more likely to invest in ICN, somewhat more likely, somewhat less likely or much less likely to invest in ICN?

1)       Much more likely
2)       Somewhat more likely
3)       Somewhat less likely
4)       Much less likely
         9)  don't know    VOLUNTEERED

USE SAME CODES FOR THE FOLLOWING

27. ICN is moving forward on all fronts of the restructuring plan. The company has filed draft offering circulars with the Budapest and London Stock Exchanges. Ribapharm is on its way to being registered with the SEC. It has repurchased $95 million in public debt as part of the plan. Accusations of foot dragging are just not true.

28. ICN is managing the restructuring process in a way that puts shareholders' interests first. It has stated it will not move precipitously for the benefit of short-term speculators. With a slowdown in the U.S. economy and turmoil in international financial markets, the process needs to be handled competently.

29. The Tito Tettamanti and SSP proxy fight is causing real harm and instability. Attacks are hurting the company's reputation and keeping management from moving forward more aggressively on restructuring.

30. ICN has been managing the business for long-term shareholder value. Senior management is concerned that Tito Tettamanti is emphasizing short term economic gain over long-term value. In the past, Forbes Magazine has criticized Tettamanti's actions for reportedly being unethical. The contrast couldn't be clearer, ICN management looking out for the long term, Tettamanti potentially seeking short term profits.

END SERIES

31. Given everything you've heard, do you believe it makes sense for investors to hold their shares at the same level, increase them or sell them off?

1)       Hold shares at the same level
2)       Increase them
3)       Sell them off
         9)   Don't know   VOLUNTEERED

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DEMOGRAPHICS
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ASK OF ALL

The remaining questions are for statistical purposes only.

38.      How much ICN stock do you or your company hold? (OPEN END)

39. Are you an individual shareholder or do you work for an institutional shareholder?

1)       Individual shareholder
2)       Institutional shareholder
3)       Both VOLUNTEERED
4)       Neither  VOLUNTEERED
         9)  Don't know    VOLUNTEERED

40. How would you rate your knowledge of the health care sector? Please use a scale of 1-to-5, where 1 means not knowledgeable at all and 5 means extremely knowledgeable.

1)       1        (NOT KNOWLEDGABLE AT ALL)
2)       2
3)       3
4)       4
5)       5        (EXTREMELY KNOWLEDGEABLE)

41.      Do you have a particular expertise in the pharmaceutical area?

1)       Yes
2)       No
         9)  don't know    VOLUNTEERED

42.      Which of the following categories best describes your age?

         1)  18-24
         2)  25-34
3)       35-44
4)       45-54
         4)  55-64
         5)  65+
         9)  don't know/refused     VOLUNTEERED

43.      CODE SEX

44.      CODE ZIP CODE